UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4309 Hacienda Dr., Suite 150 Pleasanton, CA 94588
(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) orRule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement

On December 10, 2021, Healthcare Triangle, Inc. (the “Company”) entered into a Share Purchase Agreement (the "Share Purchase Agreement") with Devcool, Inc., a California corporation ("Devcool"), Go To Assistance Inc., a California corporation ("Seller"), and Mr. Sandeep Deokule, current Chief Executive Officer of Devcool (“SD”). Pursuant to the Share Purchase Agreement, the Company will acquire 5,000,000 shares of Devcool’s Class B Common Stock, par value $0.0001, which represents all of the issued and outstanding capital stock of Devcool (the “Acquisition”). The closing of the Acquisition occurred on December 10, 2021 (the “Closing Date”).

The total purchase price under Share Purchase Agreement consists of up to $7,700,000, payable as follows:

1) $4,500,000 payable to the Seller in cash on the Closing Date;

2) $700,000 worth of equity of the Company’s common stock (the “Common Stock”) whereby the number of shares of Common Stock issuable to Mr. Deokule will be calculated by dividing $700,000 by the volume weighted average price of the Company’s Common Stock as reported by Bloomberg Financial Markets or if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation (“VWAP”) for the 20 trading days immediately prior to the closing date of the Transaction. Such shares of Common Stock were issued as follows:

(a) 209,295 shares of unvested Common Stock were issued to the Seller, which shall vest upon Devcool meeting one of two gross revenue targets set forth in the Share Purchase Agreement; and

(b) 83,718 shares of unvested Common Stock were issued as retention bonus to certain key personnel of Devcool to be retained by Devcool post-Closing (the “Retention Personnel”), subject to the Retention Personnel continuing to perform services to Devcool (or its affiliates) up to and through the second anniversary of the closing date, which shares shall vest equally monthly on the corresponding day of the closing date over a period of 24 successive months; and

3) a sum of up to $2,500,000 as post-closing earnout payment (the “Earnout”), subject to Devcool’s achievement of the applicable yearly earnout targets set forth in the Share Purchase Agreement, which Earnout shall be payable as follows:

(a) up to $1,000,000 payable to the Seller or its nominees in cash upon achieving the Year 1 Cash Earnout (as defined in Annexure B to the Share Purchase Agreement);

(b) up to $250,000 worth of Common Stock (calculated based on the average of the VWAPs for the 20 trading days immediately prior to December 31, 2022) issuable to SD or the Seller as SD’s nominee for achievement of the Year 1 Equity Earnout (as defined in Annexure B to the Share Purchase Agreement);

(c) up to $1,000,000 payable to the Seller or its nominees in cash upon achieving the Year 2 Cash Earnout (as defined in Annexure B to the Share Purchase Agreement); and

(d) up to $250,000 worth of Common Stock (calculated based on the average of the VWAPs for the 20 trading days immediately prior to December 31, 2023) issuable to SD or the Seller as SD’s nominee for achievement of the Year 2 Equity Earnout (as defined in Annexure B to the Share Purchase Agreement).

In addition, the Company (i) entered into a consulting agreement with SD that terminates on March 31, 2024 for a minimum gross annual compensation of $120,000 plus other benefits customarily offered by the Company to similarly situated consultants and (ii) issued the Seller 125,577 shares of Common Stock in return for the execution by SD of a release of all claims against Devcool.

The Company also issued the Seller a secured non-interest bearing promissory note in the principal amount of $ 2,208,840.96 that matures on March 31, 2022 (the “Note”) that reflects an amount owed to the Seller by the Company equal to the difference between the amount of accrued and outstanding accounts receivable on the Closing Date less the amount of accrued and outstanding accounts payable on the Closing Date. The amount payable under the Note is subject to reduction to the extent Devcool account receivables accrued and outstanding as of the Closing Date are not collected by the maturity date of the Note. The Company also entered into a Security Agreement (the “Security Agreement”) with the Seller dated December 10, 2021 that provides as security for the Note, a security interest in the following:

(a) All of the Company’s accounts, accounts receivables, contract rights and general intangibles, including, without limitation, any and all franchise rights, leasehold interests, rights as lienholder, all present and future income, revenues, profits, rents, and causes of action, promissory notes, instruments, proceeds, and any other right to payment, including without limitation, payment of insurance proceeds, refunds, rebates, and credits, payments due under warranties or guarantees, and payment due for condemnation of property, good will, trademarks, trade names, trade secrets, patents, patent rights, licensing rights and income, royalties, copyrights, customer lists, business, accounting and customer records, including electronically stored data and metadata, wherever located and now owned or later created or acquired by the Company, or in which the Company now has, may have or may later acquire an interest;

(b) All goods, including, without limitation, equipment, machinery, tools, materials, parts and supplies, furniture, furnishings, computers and related accessories and equipment, appliances and vehicles of all kinds and wherever located, now owned or later acquired by the Company, or in which the Company now has, may have or may later acquire an interest;

(c) All inventory, including without limitation, all merchandise and goods held for sale or lease, promotional catalogs and marketing materials, and all parts and supplies, of all kinds and wherever located, now owned or later acquired by the Company, or delivered or returned to the Company’s possession after the date of this Security Agreement;

(d) All documents, deposit accounts, negotiable and non-negotiable instruments, chattel paper, stocks, bonds, securities and investment property of any kind, documents of title, moneys held or to be collected, and letters of credit, wherever located and now owned or later acquired by the Company;

(e) All proceeds from any of the personal property described above, including without limitation, insurance proceeds, awards in any eminent domain proceeding or settlement, proceeds of any noncommercial tort cause of action or settlement, and all replacements, substitutions, returns, additions or renewals of same, wherever located and now owned or later acquired by the Company; and

(f) All of the shares of Devcool now or hereafter owned by or on behalf of the Company or any of its related entities.

The Share Purchase Agreement includes representations, warranties and covenants of the Company and the parties as well as other customary closing conditions.

Devcool’s primary business consists of providing consulting, implementation, support, managed and information technology related services, including electronic health records services, for various business clients including healthcare organizations.

The disclosure under Item 3.02 of this Form 8-K is incorporated by reference herein.

The foregoing summary description of the Share Purchase Agreement, the Note and the Security Agreement does not purport to be complete and is qualified in its entirety by the full text of the Share Purchase Agreement, the Note and the Security Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 is hereby incorporated into this Item 2.01.

The disclosure under Item 3.02 of this Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated into this Item 3.02.

In accordance with the Share Purchase Agreement, a portion of the consideration consists of shares of Common Stock of the Company. On December 10, 2021, 334,872 shares of Common Stock were issued to the Seller, and 83,718 shares of Common Stock were issued to the Retention Personnel, pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
10.1	Share Purchase Agreement, dated December 10, 2021, among Healthcare Triangle, Inc., Devcool, Inc., Go To Assistance Inc., and Mr. Sandeep Deokule.
10.2	Secured Promissory Note date December 10, 2021
10.3	Security Agreement dated December 10, 2021 between Healthcare Triangle, and Go To Assistance Inc.
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

	By:	/s/ Suresh Venkatachari
	Name	: Suresh Venkatachari
	Title:	Chief Executive Officer

Date: December 14, 2021

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